Exhibit 10.5

PURCHASE AND SALE AGREEMENT

by and between

TRIO PETROLEUM LLC

as Seller

and

TRIO PETROLEUM CORP

as Buyer

dated

September 14, 2021

TABLE OF CONTENTS

TABLE OF CONTENTS

Page

EXHIBITS:

SCHEDULES:

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this "**Agreement**"), dated as of September 14, 2021 (the "**Execution Date**"), is entered into by and between Trio Petroleum LLC, a California limited liability company ("**Seller**") and Trio Petroleum Corp, a Delaware corporation (or its assignee or designee) ("**Buyer**"). Seller and Buyer are sometimes referred to herein individually as a "***Party***" and collectively as the "***Parties***".

RECITALS

WHEREAS, Seller desires to sell and assign, and Buyer desires to purchase and pay for, the Assets (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms.Capitalized terms used in this Agreement (including in the recitals hereto) without other definition shall have the following meanings, unless the context clearly requires otherwise:

"**Affiliate**" means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this Agreement, "control" (including, with its correlative meanings, "controlled by" and "under common control with") as used with respect to any Person means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities or partnership or other ownership interests, by contract, or otherwise).

"**Applicable Contracts**" means all Contracts (a) to which Seller or an Affiliate is a party (or is a successor or assign of a party) and (b) (i) that pertain to any of the Assets or (ii) that will be binding on Buyer or the Assets after the Closing, in each case, all of which are listed on Exhibit N.

"**Applicable Laws**" means all Laws, statutes, rules, regulations, ordinances, judgments, settlements, orders, decrees, injunctions, or writs of any Governmental Authority having jurisdiction over Seller or Buyer, as applicable.

"**Asset Taxes**" means ad valorem, property, excise, sales, use, severance, production or similar Taxes (including any interest, fine, penalty or additions to Tax imposed by a Governmental Authority in connection with such Taxes) assessed against the Assets or based upon acquisition, operation or ownership of the Assets or the production of Hydrocarbons

therefrom but excluding, for the avoidance of doubt, (a) income, capital gains, franchise Taxes and similar Taxes, and (b) Transfer Taxes.

"**Assignment and Bill of Sale**" means the Assignment and Bill of Sale from Seller to Buyer pertaining to the Assets (other than the Surface Fee) and substantially in the form of Exhibit H.

"**Burden**" means any and all rentals, royalties (including lessor's royalty), overriding royalties, production payments, net profits interests, excess royalties, minimum royalties, shut-in royalties, revenue payable to owners of working interests or wellbore interests, bonuses and other burdens upon, measured by or payable out of production.

"**Business Day**" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or authorized by law or regulation to close.

"**Charter Documents**" means, with respect to any Person, all organizational documents and all shareholder agreements, limited liability company agreements, member agreements, partnership agreements or similar Contracts relating to the ownership or governance of such Person.

"**Code**" means the United States Internal Revenue Code of 1986, as amended.

"**Commercially Reasonable Efforts**" means the exercise of commercially reasonable and diligent efforts consistent with prudent management practices that do not require the performing Party to expend any funds or assume liabilities, other than expenditures and liabilities that are customary and reasonable in nature and amounts for transactions like those contemplated by this Agreement or for the performance of the obligations set forth herein.

"**Contract**" means any agreement, contract, lease, consensual obligation, promissory note, evidence of indebtedness, purchase order, letter of credit, license, promise or undertaking of any nature (whether written or oral and whether express or implied), including, but not limited to, letters of intent, executed term sheets, and similar evidences of an agreement in principle.

"**Control**" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

"**Defensible Title**" means such title of Seller, with respect to the Leases set forth on Exhibit A and the Wells set forth on Exhibit B-1, that, as of immediately prior to the Closing and subject to the Permitted Encumbrances, is deducible of record or evidenced by binding and enforceable Contracts or other agreements (or elections thereunder):

(a) with respect to each Lease set forth on Exhibit A or Well set forth on Exhibit B-1, as applicable, entitles Seller to receive not less than the Net Revenue Interest set forth on Exhibit A or Exhibit B-1 for such Lease or Well, as applicable, entitles Seller to receive during the entirety of the productive life of such Well;

(b) with respect to each Well set forth on Exhibit B-1, obligates Seller to bear during the entirety of the productive life of such Well not more than the Working Interest set forth in Exhibit B-1 for such Well; and

(c) is free and clear of all Encumbrances.

"**Easements**" means all permits, licenses, servitudes, easements, surface use agreements, surface leases and rights-of-way primarily used or held for use in connection with the (a) ownership or operation of the Assets and (b) procurement, gathering, transportation, treatment, storage, sale or disposal of water to or from the Assets, other than Permits and the FCC Licenses.

"**Effective Time**" means 12:01 a.m. (Prevailing Salinas, California Time) on September 1, 2021.

"**Encumbrance**" means any lien, mortgage, security interest, pledge, charge, or deed of

trust.

"**Environmental Laws**" means all Applicable Laws as in effect as of the Execution Date relating to pollution, pollution control or the protection of the environment, including those Laws relating to the generation, storage, handling, use, treatment, transportation, disposal or other management of Hazardous Substances.

"**Equity Interests**" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred equity or equity or preference share capital of a Person, including partnership interests and limited liability company interests.

"**Excluded Assets**" means all property and assets of Seller of every kind and character wherever located, except for the Assets.

"**GAAP**" means generally accepted accounting principles in the United States in effect from time to time including, where appropriate, generally accepted auditing standards, including the pronouncements and interpretations of appropriate accountancy administrative bodies (including the Financial Accounting Standards Board and any predecessor and successor thereto), applied on a consistent basis both as to classification of item and amounts, it being understood that unaudited Financial Statements will not include footnotes and will be subject to normal year-end adjustments.

"**Governmental Approval**" means any authorization, approval, consent, license, ruling, permit, tariff, certification, exemption, order, recognition, grant, confirmation, clearance, filing or registration by or with any Governmental Authority.

"**Governmental Authority**" means any governmental department, commission, board, bureau, agency, court or other instrumentality of any country, state, province, county, parish or municipality, jurisdiction or other political subdivision thereof.

"**Governmental Judgment**" means with respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

"**Governmental Rule**" means, with respect to any Person, any law, rule, regulation, ordinance, order, code, treaty, judgment, decree or similar form of decision of any Governmental Authority binding on such Person.

"**Hazardous Substances**" means any pollutants, contaminants, toxics or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under, any Environmental Laws.

"**HV-1 AFE**" means the Authorization for Expenditure for the HV-1 well, which is also referred to at times as the HV-1A well, being a project well that has been permitted by Monterey County but not yet drilled. The HV-1 AFE is attached hereto and made a part of this Agreement as Exhibit L. The Parties understand and agree that the HV-1 AFE may be modified by Seller, as Operator, in the future as necessary to reflect changes in estimated costs.

"**Hydrocarbons**" means oil, gas and other hydrocarbons (including casinghead gas and condensate) produced or processed in association therewith (whether or not such item is in liquid or gaseous form), including all crude oils, condensates and natural gas liquids at atmospheric pressure and all gaseous hydrocarbons (including wet gas, dry gas and residue gas) or any combination thereof, and sulphur, carbon dioxide and any other minerals extracted from, attributable to or produced in association therewith.

"**Indebtedness**" means without duplication, (a) all indebtedness for borrowed money of such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than, for the avoidance of doubt, surety, performance and similar bonds), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (f) the liquidation value of all mandatorily redeemable preferred Equity Interests in such Person, (g) all guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (limited to the lesser of (x) the amount of obligations secured and (y) the fair market value of such property). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

"**Insolvency Proceedings**" means any bankruptcy, insolvency, liquidation, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, notification, resolution, or petition for winding up or similar proceeding, under any Law, in any jurisdiction and whether voluntary or involuntary.

"**JOA**" means that certain Joint Operating Agreement for the South Salinas Area that is attached to and made part of this Agreement as Exhibit M.

"**Law**" means any applicable federal, national, regional, state, municipal or local law, statute, treaty, rule, regulation, ordinance, order, code, judgment, decree, directive, injunction, writ or similar action or decision duly implementing any of the foregoing by any Governmental Authority, and includes all applicable Governmental Approvals.

"**Liability**" means any Indebtedness, liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether matured or unmatured, and whether due or to become due), including any liabilities for Taxes.

"**Lien**" means any liens, pledges, claims, security interests, encumbrances, easements, rights-of-way, mortgages, deeds of trust, covenants, restrictions, rights of first refusal or defects in title.

"**Loss**" means the amount of (a) any out of pocket loss, cost, expense, damage or liability, including interest, fines, reasonable legal and accounting fees and expenses, but excluding consequential, indirect, special or punitive damages of Indemnified Parties (unless such damages are payable to a third party (including any Governmental Authority)), reduced by (b) any amounts actually received by the Indemnified Parties as a result of any recovery, settlement, or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, or payment by or against any other Person in connection with the circumstances giving rise to such Loss (net of the costs and expenses of obtaining such amounts, including any increased premiums directly resulting from a payment pursuant to any insurance coverage).

"**Net Revenue Interest**" means, with respect to each Lease set forth on Exhibit A or Well set forth on Exhibit B-1, as applicable, the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Lease or Well, and the proceeds thereof, after giving effect to all Burdens.

"**Operator**" means Operator as designated in the JOA.

"**Order**" means any writ, order, judgment, injunction, decision, determination, award, ruling, verdict or decree entered, issued or rendered by any Governmental Authority.

"**Ordinary Course of Business**" means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency).

"**Party**" or "**Parties**" has the meaning given in the Recitals to this Agreement.

"**Permits**" means any and all franchises, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications and other similar approvals required to be obtained from a Governmental Authority under any Governmental Rule.

"**Permitted Encumbrances**" means (i) Liens for any tax, assessment or other governmental charge not yet due, or being contested in good faith and by appropriate proceedings timely instituted, so long as (A) such proceedings shall not involve any danger of the sale, forfeiture or loss of the Assets, or any Easements, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of any part of the Assets or any Easement; and (B) a bond, adequate reserves or other security has been posted or provided in such manner and amount as to assure that any taxes, assessments or other charges determined to be due will promptly be paid in full when such contest is determined; (ii) Liens in favor of materialmen, workers or repairmen, or other like Liens arising in the Ordinary Course of Business or in connection with the construction or operation of the Assets, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings timely instituted so long as (x) such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Assets or any Easement, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of any part of the Assets or any Easement, and (y) a bond or other security has been posted or provided in such manner and amount as to assure that any amounts determined to be due will promptly be paid in full when such contest is determined; (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Assets which do not and will not impair the use, development or operation by Buyer of the Assets for their intended purpose; (iv) any other non-monetary Lien affecting the Assets, the existence of which does not and will not impair the use, development or operation by Buyer of the Assets for their intended purpose; (v) Liens (not securing Indebtedness) of depository institutions and securities intermediaries (including rights of set-off or similar rights) with respect to deposit accounts or securities accounts; (vi) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business; (vii) pledges or deposits or other Liens in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance, social security and other Governmental Rules; (viii) Liens on personal property or fixtures of Seller not essential for the operation of the Assets and having a fair market value of less than $25,000 in the aggregate, but including that certain Lien on specific personal property of Seller represented by and described in that certain Uniform Commercial Code Financing Statement filed in the California Secretary of State Office on January 3, 2006 as Document No. 6358990002, Filing No. 06-7053883191, as amended and extended, and (ix) Liens securing purchase money obligations of Seller or an Affiliate in an aggregate amount of less than $25,000.

"**Person**" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

"**Preferential Purchase Rights**" means each preferential purchase right, right of first refusal or similar right pertaining to an Asset and the consummation of the transactions contemplated hereby.

"**Representatives**" means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person.

"**Securities Act**" means the Securities Act of 1933, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

"**South Salinas Area**" means the portions of Monterey County and San Luis Obispo County, California that are described Exhibit I.

"**Subscription Agreement**" means an agreement substantially in the form of Exhibit K to this Agreement, which provides for the assignment of the Equity Consideration by Buyer to Seller.

"**Subsidiary**" means, with respect to a specified Person, any other Person Controlled by the specified Person.

"**Tax**" or "**Taxes**" means all taxes, assessments, duties, levies, imposts, fees, unclaimed property and escheat obligations or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, property, production, excise, severance, net proceeds, windfall profit, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under former Code Section 59A), alternative minimum, add-on, value-added, surtax, withholding (including backup withholding), remittance, presumptive, net worth, special contribution, profits, goods and services, service, motor vehicle, entertainment, insurance, occupation and other taxes, assessments, duties, levies, imposts or other similar charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any Governmental Authority, penalties and interest.

"**Tax Returns**" means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any Applicable Laws, regulations or administrative requirements relating to any Taxes, information return, claim for refund, amended return or declaration of estimated Tax.

"**Taxing Authority**" means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the Governmental Authority (if any) charged with the collection of such Tax, including any Governmental Authority that imposes, or is charged with collecting, social security or similar charges or premiums.

"**Transaction Documents**" means, together, this Agreement, the Assignment and Bill of Sale and the Subscription Agreements.

"**Transfer Taxes**" means all state sales and use Taxes and transfer and similar Taxes (including any applicable interest or penalties) incurred or imposed with respect to the transactions described in this Agreement.

"**Trio Corp Management Employment Agreements**" means employment agreements between Buyer, on the one hand, and **Stan Eschner, Gary Horace, Steve Rowlee, Calli Shanley, Judy Ayler, Tim Reardon, and Terry Eschner**, in each case, on the other hand that provide for, among other things, such individuals' employment with Buyer after the Closing.

"**Trio Petroleum Corp Charter Documents**" means the articles of incorporation, bylaws, subscription agreements, shareholder agreements and all other documents and instruments pertaining to the organization, corporate structure, operation and management of Buyer.

"**Working Interest**" means, with respect to each Lease or Well set forth on Exhibit A or Exhibit B-1, as applicable, the interest that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Lease or Well, but without regard to the effect of any Burdens.

1.2 Interpretation. Except where otherwise expressly provided or unless the context otherwise necessarily requires, in this Agreement (including in the recitals hereto): (a) reference to a given Article, Section, Subsection, clause or Exhibit is a reference to an Article, Section, Subsection, clause or Exhibit of this Agreement, unless otherwise specified; (b) the terms "hereof," "herein," "hereto," "hereunder" and "herewith" refer to this Agreement as a whole; (c) reference to a given agreement, instrument, document or Applicable Law is a reference to that agreement, instrument, document or Applicable Law as modified, amended, supplemented and restated through the date as of which such reference is made, and, as to any Applicable Law, any successor Applicable Law; (d) reference to a Person includes its predecessors, successors and permitted assigns; (e) the singular includes the plural and the masculine includes the feminine, and vice versa; (f) "includes" or "including" means "including, for example and without limitation;" (g) references to "days" means calendar days; and (h) the Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

PURCHASE AND SALE

2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase and pay for the Assets. As used herein, "**Assets**" means, collectively, all of Seller's right, title, interest and obligations in and to the following, less and except all of the Excluded Assets:all oil and gas leases in the South Salinas Area, including those described in Exhibit A (together with any overriding royalty interests and all other right, title and interest of Seller, in and to the leasehold estates created thereby), subject to any applicable reservations or depth restrictions set forth in the applicable instruments, together with any and all other rights, titles, interests and obligations of Seller in and to the lands covered or burdened thereby (such interest in such leases, lands, the "**Leases**");

(b) all rights, titles, interests and obligations in, under or derived from all unitization, communitization and pooling orders, declarations and agreements in effect with respect to any of the Leases and the units created thereby (the "**Units**");

(c) all oil and gas wells located on any of the Leases or Units, whether such wells are producing, non-producing, temporarily abandoned, shut-in, plugged and abandoned, or otherwise, and including any section line wells (such interest in such wells, including the wells set forth in Exhibit B-1, the "**Wells**");

(d) all water wells, observation wells, disposal wells and injection wells located on, or primarily used in connection with, any of the Leases or Units (other than the Wells), whether temporarily abandoned, shut-in, plugged and abandoned, or otherwise, and all real property rights associated therewith, including the wells set forth in Exhibit B-2 (the "**Other Wells**");

(e) all Applicable Contracts;

(f) all equipment, machinery, fixtures and other personal and mixed property, operational and nonoperational, known or unknown, in each case, that are (i) described on Exhibit C (the "**Inventory**") or (ii) located on, or used in connection with the ownership and operation of, any of the Leases, Wells, Other Wells or Units, in each case, including pipelines, gathering systems, well equipment, drilling rigs, casing, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, storage tanks, treatment systems, processing and separation facilities, disposal facilities, structures, materials, well communication devices and other items used in the ownership, operation or development of the Leases, Well, Other Wells or Units, including any of the foregoing related to water, produced water or frac water (the foregoing, including the Inventory, collectively, the "**Personal Property**");

(g) any personal computers, SCADA equipment, software licenses, servers, network equipment and associated peripherals and telephone equipment, and associated data, in each case, related to the Assets, including those described on Exhibit D (the "**Communication Equipment**");

(h) all Hydrocarbons attributable to the Leases, Wells and/or Units to the extent such Hydrocarbons were produced from and after the Effective Time;

(i) all Easements, including those set forth on Exhibit E;

(j) all Permits that are used or held for use in connection with the ownership or operation of the Assets;

(k) the leased real property and leased offices, warehouses, and other personal property, in each case, described in Exhibit F (the "**Surface Leases**");

(l) all geophysical, seismic, micro-seismic and related technical data, cores and logs (in each case) that (i) are held by Seller or its Affiliates, and (ii) relate to the Leases, Wells or Units;

(m) all vehicles and other rolling stock described on Exhibit G; and

(n) those files, records and data, that (i) primarily relate to the ownership, operation or development of the Assets, and (ii) that are in Seller's or it's Affiliates' possession, including: (A) land and title records (including abstracts of title, title opinions and title curative documents); (B) Applicable Contract files; (C) correspondence with Governmental Authorities; (D) operations, environmental, health and safety, pipeline safety, production, accounting and Asset Tax records (other than those that relate to the business of Seller generally);(E) Well files; and (F) facility and well records (the foregoing items, in such format(s) as the same are maintained by Seller or its Affiliates, less and except the Excluded Records, collectively, the" **Records**").

2.2 Purchase Price. The purchase price that Buyer shall pay or cause to be paid to Seller for the Assets shall be an amount equal to $4,000,000.00 in cash (the "**Cash Consideration**"), and 4,900,000 shares of Buyer, constituting 49% of the total amount of issued shares of Buyer (the "**Equity Consideration**," and, collectively with the Cash Consideration, the "**Purchase Price**").The Cash Consideration shall be payable as follows:**First Installment**. As the first installment of the Cash Consideration, Buyer shall pay or cause to be paid to Seller, $100,000.00 in immediately available funds (the "**First Installment**") within seven (7) Business Days of the Execution Date (the "**First Installment Date**").The First Installment is a nonrefundable payment from Buyer to Seller that Seller shall use as Seller deems appropriate at Seller's own sole discretion.

(b) **Second Installment**. As the second installment of the Cash Consideration, Buyer shall pay or cause to be paid to Seller, $200,000.00 in immediately available funds (the "**Second Installment**") within seven (7) Business Days of the Execution Date (the "**Second Installment Date**").The Second Installment is a nonrefundable payment from Buyer to Seller that Seller, as Operator, shall use for select expenditures (*e.g.*, road construction and well-site preparation) as provided for in the HV-1 AFE.

(c) **Third Installment**. As the third and final installment of the Cash Consideration, Buyer shall pay or cause to be paid to Seller, $3,700,000.00 in immediately available funds (the "**Third Installment**")on or before, but no later than, December 17, 2021 (the "**Third Installment Date**").The Third Installment is a nonrefundable payment from Buyer to Seller, of which$2,000,000.00 Seller shall use as Seller deems appropriate at Seller's own sole discretion, and of which $1,700,000.00 Seller, as Operator, shall use for select expenditures in drilling and completing the HV-1 well as provided for in the HV-1 AFE.

ARTICLE 3

CLOSING AND CONDITIONS; POST-CLOSING COVENANTS

3.1 Closing. The closing of the transaction contemplated by Article 2 (the "**Closing**") shall take place as of the date hereof remotely by the electronic exchange of documents at signatures, at 11:00 a.m. local time in New York, New York, subject to the

satisfaction or waiver of the Closing conditions set forth in this Article 3 (the actual date of the Closing is referred to herein as the "**Closing Date**").**Actions at the Closing**. At the Closing, Seller shall take or cause to be taken the following actions (the "**Closing Actions**"), each of which shall be a condition precedent to the obligation of Seller and Buyer (as applicable) to take the other actions set forth in this Section 3.2:**Assignment and Bill of Sale**. Simultaneously with the execution of this Agreement, Seller shall execute and deliver to Buyer, and Buyer shall execute and deliver to Seller, the Assignment and Bill of Sale.

(b) **Nonforeign Certificate**. Seller shall furnish Buyer with a certificate, substantially in the form of Exhibit J to this Agreement, which satisfies the requirements of Section 1445(b)(2) of the Code.

(c) **Lien Releases**. Seller shall deliver executed, acknowledged and recordable releases in a form reasonably acceptable to Buyer of all mortgage liens, security interests and financing statements (except for Permitted Encumbrances), in each case, securing indebtedness for borrowed money by Seller or its Affiliates that encumber the Assets, to the extent that such liens, security interests and/or financing statements exist.

(d) **Governmental Authority Forms**. Seller and Buyer shall execute and deliver all forms and applications required by applicable Governmental Authorities designating Buyer as owner of the Assets.

(e) **Officer's Certificates**. (I) Seller shall deliver to Buyer a certificate, dated as of the Closing Date, of an authorized officer of Seller certifying Seller's representations and warranties set forth in Article 4. (II) Buyer shall deliver to Seller a certificate, dated as of the Closing Date, of an authorized officer of Buyer certifying Buyer's representations and warranties set forth in Article 5.

(f) **Additional Actions**. The Parties shall execute and deliver, or cause to be executed and delivered, all other documents, and take such other actions, in each case as shall be reasonably necessary or appropriate to consummate the transactions contemplated hereby, all in accordance with the provisions of this Agreement.

3.3 Buyer's Closing Conditions. The obligation of Buyer to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions precedent (collectively, the "**Buyer's Closing Conditions**"), any of which may be waived by Buyer in its sole discretion(*provided* that if Buyer waives the satisfaction of any Closing Condition, (x) such waiver shall not extend to any subsequent failure to satisfy any Closing Condition or affect in any way any rights arising by virtue of any subsequent failure to satisfy any Closing Condition, and (y) at Seller's sole expense, Seller shall obtain or procure any additional documentation related to the underlying Closing Condition that has been waived that Buyer deems necessary to provide Buyer with additional information or comfort in Buyer's sole discretion):**Representations and Warranties**. Each of the representations and warranties of Seller herein shall be true and correct in all respects as of the Closing Date. Seller shall deliver to Buyer a certificate, dated as of the Closing Date, of an authorized officer of Seller certifying Seller's representations and warranties set forth in Article 4.

(b) **Covenants**. The covenants and obligations of Seller hereunder to be complied with shall have been complied with in all respects.

(c) **Consents and Approvals**. All consents, approvals and filings required to be obtained or made by Seller to execute, deliver and perform the Transaction Documents or the transactions contemplated therein shall have been obtained or made and shall be in full force and effect as of the Closing Date.

(d) **Effectiveness of Transaction**. No action or proceeding shall have been instituted or threatened by any third party, including any Governmental Authority, against Seller that seeks to impair, restrain, prohibit or invalidate the transactions contemplated by the Transaction Documents.

3.4 Seller's Closing Conditions. The obligation of Seller to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions precedent (collectively, the "**Seller's Closing Conditions**"), any of which may be waived by Seller in its sole discretion (*provided* that if Seller waives the satisfaction of any Closing Condition, (x) such waiver shall not extend to any subsequent failure to satisfy any Closing Condition or affect in any way any rights arising by virtue of any subsequent failure to satisfy any Closing Condition, and (y) at Buyer's sole expense, Buyer shall obtain or procure any additional documentation related to the underlying Closing Condition that has been waived that Seller deems necessary to provide Seller with additional information or comfort in Seller's sole discretion):

(a) **Representations and Warranties**. Each of the representations and warranties of Buyer herein shall be true and correct in all respects as of the Closing Date. Buyer shall deliver to Seller a certificate, dated as of the Closing Date, of an authorized officer of Buyer certifying Buyer's representations and warranties set forth in Article 5.

(b) **Covenants**. The covenants and obligations of Buyer hereunder to be complied with shall have been complied with in all respects.

(c) **Consents and Approvals**. All consents, approvals and filings required to be obtained or made by Buyer to execute, deliver and perform the Transaction Documents or the transactions contemplated therein shall have been obtained or made and shall be in full force and effect as of the Closing Date.

(d) **Effectiveness of Transaction**. No action or proceeding shall have been instituted or threatened by any third party, including any Governmental Authority, against Buyer that seeks to impair, restrain, prohibit or invalidate the transactions contemplated by the Transaction Documents.

3.5 Installment Payment Remedy.

(a) The First Installment, the Second Installment and the Third Installment payments are each nonrefundable. However, if Buyer elects not to, or fails to, make any of the payments related to the First Installment, the Second Installment or the Third Installment for any reason whatsoever, then within ten Business Days of any such failure

to pay the First Installment, the Second Installment or the Third Installment, Buyer shall re-convey all of the Assets to Seller, any and all interests and assets of any kind owned by Seller within the South Salinas Area that were transferred to Buyer pursuant to this Agreement and the Assignment and Bill of Sale, and Buyer shall also convey to Seller any and all other interests and assets of any kind owned by Buyer within the South Salinas Area regardless of how acquired by Buyer, all free and clear of any and all liens, security interests, charges and other encumbrances of any kind whatsoever created by, through or under Buyer, with a conveyance instrument substantially similar to the Assignment and Bill of Sale attached hereto as Exhibit H. Furthermore, if Buyer elects not to, or fails to, make any of the payments related to the First Installment, the Second Installment or the Third Installment, Buyer, including its agents and/or Representatives, agrees not to acquire (except from Seller) or compete to acquire, any interests in the South Salinas Area, contractual or otherwise, including but not limited to the surface, minerals, farmins, oil and gas leases, and royalties or such similar interests that lie in or on the South Salinas Area, or within 1/4 mile thereof, for a period of twelve(12) months from the date that the Assets and other interests are re-conveyed or conveyed by Buyer to Seller due to Buyer's failure to pay the relevant installment(s).

(b) The remedy provided for in this Section 3.4 shall be the sole and exclusive remedy of Seller (including Indemnified Parties) for Buyer's election not to, or failure to, make any of the payments related to the First Installment, the Second Installment or the Third Installment. In furtherance of the foregoing, Seller hereby waives, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action it or any of its Affiliates may have against Buyer hereunder or under Applicable Law with respect to the claims described in the preceding sentence.

3.6 Records. In addition to the obligations set forth under Section 3.2 above, no later than (i) with respect to digital Records, 10 days, and (ii) with respect to all other Records (including any physical Records), 30 days, following the Execution Date, Seller shall deliver the Records to Buyer at Seller's sole expense. **Acquisition of Additional Working Interests**. The Parties agree to use Commercially Reasonable Efforts after the Closing to acquire all of the additional working interests related to the Leases in the South Salinas Area that Seller does not own prior to the Execution Date. **Operator of the Assets**. The Parties acknowledge and agree that Seller shall remain operator of the Assets after the Closing, in accordance with the JOA, provided however, Seller shall not be deemed to have resigned as Operator in the event that Seller no longer owns any interest in the JOA Contract Area (as such term is defined in the JOA). Buyer agrees to use Commercially Reasonable Efforts to support Seller's continuance as operator and to maintain the JOA in full force and effect.**Equity Consideration Matters**. Within sixty (60) days of the Execution Date, the Parties shall use Commercially Reasonable Efforts to negotiate and deliver executed versions of the Trio Petroleum Corp Charter Documents and the Trio Corp Management Employment Agreements in form and substance mutually satisfactory to Buyer and Seller and, with respect to the Trio Corp Management Employment Agreements, also satisfactory to each of Stan Eschner, Gary Horace, Steve Rowlee, Calli Shanley, Judy Ayler, Tim Reardon, and Terry Eschner. It is understood and agreed that each of such individuals has no obligation to enter into a Trio Corp Management Employment Agreement, but instead may elect to do so in his or her sole discretion.

REPRESENTATIONS AND WARRANTIES OF SELLER

4.1 General Representations and Warranties. Seller represents and warrants to Buyer as follows:**Organization**. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Seller is qualified to do business in all jurisdictions where the failure to qualify would materially and adversely affect its ability to execute or deliver, or perform its obligations under the Transaction Documents to which it is or will be a party, as applicable.

(b) **Authority and Power**. Seller has the requisite power and authority to enter into each of the Transaction Documents to which it is or will be a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other applicable Persons necessary for the due authorization, execution, delivery and performance of each of the Transaction Documents have been duly taken. Each Transaction Document to which Seller is a party has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by the other Parties) constitutes the valid and binding obligations of Seller enforceable against it in accordance with its terms.

(c) **Valid and Binding Obligation**. Each of the Transaction Documents to which Seller is or will be a party has been, or will be when executed and delivered, duly and validly executed and delivered by Seller, and is, or will be when executed and delivered, enforceable against Seller in accordance with the terms thereof.

(d) **Third-Party Approvals and Filings**. No third-party notice, consent, approval or filing (including with any Governmental Authority) is required to be obtained or made by Seller for the execution, delivery and performance by Seller of this Agreement or the consummation of the transactions contemplated herein, and no third-party notice, consent, approval or filing (including with any Governmental Authority) is required to be obtained or made by Seller for the execution, delivery and performance by Seller of any other Transaction Document or the consummation of the transactions contemplated therein.

(e) **No Conflicts**. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of all transactions contemplated herein and therein does not and will not result in any breach or violation of, or default under, any organizational document of Seller or any agreements by which Seller is a party or by which it is bound or to which any of its assets are subject, or under any Governmental Rules or any Governmental Judgment, and does not and will not contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its or their revenues, properties or assets under any agreement or instrument to which it is a party or by which it or any of its revenues, properties or assets may be bound, except for Permitted Encumbrances.

(f) **Absence of Litigation**. No litigation, action, investigation, event, or proceeding is pending or threatened by any Person or Governmental Authority against Seller. Seller has not received written notice of, nor does there exist, any injunction, writ, or preliminary restraining order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the transactions provided for in any of the Transaction Documents not be consummated as herein or therein provided.

(g) **No Violation of Laws**. Seller is in compliance with, and the Assets that Seller or any of its Affiliates operates have been in compliance with, all Applicable Laws, and any Assets operated by Third Parties are in compliance with all Applicable Laws. None of Seller or any of its Affiliates is subject to, or bound by, any material unsatisfied Order by a Governmental Authority with respect to any Asset and no Asset is subject to, or bound by, any such material Order by a Governmental Authority.

(h) **Preferential Purchase Rights**. There are no Preferential Purchase Rights that are applicable to the transfer of the Assets by Seller to Buyer.

(i) **Burdens**. Seller has paid, or caused to be paid, all Burdens due by Seller with respect to the Assets.

(j) **Current Commitments**. Schedule 4.1(j) sets forth, as of the Execution Date, all authorities for expenditures ("**AFEs**") received by Seller in writing or which Seller has generated that (a) related to the Assets and to drilling, reworking or conducting another material operation with respect to a Well, and (b) for which all of the activities anticipated in such AFEs have not been completed by the Execution Date.

(k) **Environmental Matters**.

(i) With respect to the Assets, other than such conditions as may be contained in existing Permits held by Seller and Permits that Seller is attempting to obtain in the ordinary course of business, Seller is not a party to any Orders of any Governmental Authority that are in existence as of the Execution Date, that are based on or relate to Environmental Laws, and that relate to the current or future use, development or operation of any of the Assets.

(ii) Seller has not received written notice from any Person of any release or disposal of any Hazardous Substance or produced water (for which Remediation has not already been completed) concerning any land, facility, asset or property included in the Assets that would reasonably be expected to interfere with or prevent compliance by Seller with any Environmental Law or the terms of any Permit issued pursuant thereto in any material respect or would give rise to or result in any material common Law or other liability of Seller to any Person.

(iii) None of Seller or any of its Affiliates has received any written notice of any material violation, claim, suit, investigation, Order or proceeding under any Environmental Laws relating to any Asset where such violation has not been previously cured or otherwise resolved.

(iv) Seller, its Affiliates and any Person that is the operator of any Asset is in compliance with and has not violated in any material respect the terms of existing Permits held by Seller.

(v) Seller presently holds a conditional use Permit and an exploration Permit issued by Monterey County affecting the Asset, an associated drilling Permit issued by the California Geologic Energy Management Division ("CalGEM") for the HV-3A well, and additional exploration Permits issued by Monterey County for the HV-1 well, the HV-2 well and the HV-4 well. Seller and Buyer intend to obtain such additional Permits from Monterey County and CalGEM as may be required for the further exploration and development of the Asset.

(l) **Taxes**.

(i) Subject to clause (iv) below, all Asset Taxes that have become due and payable by Seller have been duly and timely paid in full.

(ii) All Tax Returns with respect to Asset Taxes required to be filed by Seller have been duly and timely filed (taking into account applicable filing extensions) with the appropriate Governmental Authority.

(iii) There are not currently in effect any extensions or waivers by Seller of any statute of limitations of any jurisdiction regarding the assessment or collection of any Asset Tax.

(iv) Except for that certain Certificate of Lien – Monterey County Tax Collector, Lien No. 93215581, recorded on August 6, 2021 as Document No. 2021053234 in the Official Records of Monterey County, California, claiming an amount of $32,031.13 taxes due (the "***Monterey County Tax Lien***"), there are no liens for Taxes (other than Permitted Encumbrances) on any of the Assets. Seller warrants, represents and covenants with Buyer, that Seller shall pay or otherwise fully resolve the Monterey County Tax Lien within ten (10) Business Days after Seller's receipt from Buyer of the First Installment.

(v) No audit, litigation or other proceeding with respect to Asset Taxes has been commenced against Seller or is presently pending, and Seller has not received written notice of any pending claim against it (which remains outstanding) from any applicable Governmental Authority for assessment of Asset Taxes and no such claim has been threatened.

(vi) The Assets do not consist of property or obligations, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable or reportable as unclaimed property to any state or municipality under any applicable escheatment or unclaimed property Laws.

(vii) None of the Assets is subject to any Tax partnership agreement or provisions requiring a partnership income Tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

(m) **Advance Payments**. Seller is not obligated by virtue of any take or pay payment, advance payment or other similar payment (other than Burdens) to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Assets at some future time without receiving full payment therefor at or after the time of delivery.

(n) **Notices of Default**. Seller has not received any written notices from lessors of any portion of the Leases seeking to terminate such Leases, in whole or in part, or asserting any breach of such Lease.

(o) **Permits**. Seller has all Permits required under Applicable Laws for its ownership and operation of the Assets as currently conducted as of the Execution Date. Seller is in compliance with and has not violated the terms of such Permits.

(p) **United States Person**. Seller is a United States Person not subject to withholding under Section 1445 of the Code.

(q) **No Brokers**. No Person has or will have, as a result of any act or omission of Seller, any right, interest or valid claim against Seller for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

(r) **Insolvency Proceedings**. No Insolvency Proceedings have been commenced or are continuing with respect to Seller.

(s) **Title**. Seller owns and has Defensible Title to all of the Assets, in each case free and clear of any Liens except for Permitted Encumbrances.

(t) **Securities Law Matters**. Seller hereby acknowledges that the Equity Consideration has not been registered under the Securities Act, or registered or qualified for sale under any state securities laws, and cannot be resold without registration thereunder or exemption therefrom. Seller is an "accredited investor," as such term is defined in Regulation D of the Securities Act, and will acquire the Equity Compensation for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state "blue sky" laws or any other applicable securities laws. Seller has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Equity Compensation and at the Closing will have the ability to bear the economic risk of this investment for an indefinite period of time. Seller acknowledges that it has been afforded an opportunity to request and to review all information considered by Seller to be necessary to make the investment decision to enter into this Agreement and to consummate the transactions contemplated hereby.

(u) **Bad Actor Representation**. None of Seller, any of its predecessors, any director, executive officer, other officer of Seller, any beneficial owner of 20% or more

of Seller's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Seller in any capacity as of the Execution Date (each, a "**Seller Covered Person**" and, together, "**Seller Covered Persons**") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "**Disqualification Event**"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Seller has exercised reasonable care to determine whether any Seller Covered Person is subject to a Disqualification Event.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

5.1 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:**Organization**. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is qualified to do business in all jurisdictions where the failure to qualify would materially and adversely affect its ability to execute or deliver, or perform its obligations under the Transaction Documents to which it is or will be a party.

(b) **Authority and Power**. Buyer has the requisite power and authority to enter into each of the Transaction Documents to which it is or will be a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other applicable Persons necessary for the due authorization, execution, delivery and performance of each of the Transaction Documents have been duly taken. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the other Parties) constitutes the valid and binding obligations of Buyer, enforceable against it in accordance with its terms, subject to the effects of Insolvency Proceedings, reorganization, moratorium and similar Laws affecting enforcement of creditors' rights and remedies generally and to general principles of equity.

(c) **Valid and Binding Obligation**. Each of the Transaction Documents to which Buyer is or will be a party has been, or will be when executed and delivered, duly and validly executed and delivered by Buyer, and is, or will be when executed and delivered, enforceable against Buyer in accordance with the terms thereof, except as enforceability may be limited or denied by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors' rights and the enforcement of debtors' obligations generally, and (b) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

(d) **Third-Party Approvals and Filings**. No third-party notice, consent, approval or filing (including with any Governmental Authority) is required to be obtained or made by Buyer for the execution, delivery and performance by Buyer of this Agreement or the consummation of the transactions contemplated herein, and no third-party notice, consent, approval or filing (including with any Governmental Authority) is

required to be obtained or made by Buyer for the execution, delivery and performance by Buyer of any other Transaction Document or the consummation of the transactions contemplated therein.

(e) **No Conflicts**. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of all transactions contemplated herein and therein does not and will not result in any material breach or violation of, or default under, any organizational document of Buyer or any material agreements by which Buyer is a party or by which it is bound or to which any of its assets is subject, or under any Governmental Rules.

ARTICLE 6

ADDITIONAL WARRANTIES AND REPRESENTATIONS OF THE PARTIES

Each Party represents and warrants to the other Party as set forth in this Article 6.

6.1 Each Party is capable of evaluating the risks and merits of an investment in the oil and gas business through this Agreement and of protecting such Party's own interests in connection with such investment.

6.2 No Party has seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to this Agreement.

6.3 Each Party is executing this Agreement for investment purposes for such Party's own account only and not with a view to or for sale in connection with any distribution of all or any part of any interest such Party may acquire under the terms hereof. Notwithstanding the foregoing, this Agreement shall not prohibit any of the parties from selling their respective interests.

6.4 Each Party understands that the oil and gas exploration and production business is inherently speculative, involves a high degree of risk and should be considered only by Persons who can bear the risk of loss of their entire investment. Each Party is financially able to bear the economic risk of an investment in the oil and gas business through this Agreement, including the total and complete loss thereof.

6.5 Each Party has received and reviewed all information such Party considers necessary or appropriate for deciding whether to invest in the Assets through this Agreement. Each Party has had an opportunity to ask questions and receive answers from the other Party's representatives, officers, managers and employees regarding this Agreement and the oil and gas operations to be conducted under the terms of this Agreement and has further had the opportunity to obtain all information which such Party deems necessary to evaluate the investment in the Assets and to verify the accuracy of information otherwise provided to such Party.

6.6 Each Party is experienced and sophisticated in the evaluation, purchase and ownership of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in Articles 4 and 5, and the certificate to be delivered by Seller at the Closing, each Party (i) has relied or shall rely solely on its own independent investigation and evaluation of this Agreement, the Assets and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives, consultants or advisors of any other Party, and (ii) has satisfied or shall satisfy itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Assets.

6.7 EXCEPT AS SET FORTH IN ARTICLES 4 AND 5, AND THE CERTIFICATE TO BE DELIVERED BY SELLER AT THE CLOSING, EACH PARTY ACKNOWLEDGES AND AGREES THAT NEITHER ANY OTHER PARTY NOR ANY OF ITS OFFICERS, MANAGERS, EMPLOYEES OR REPRESENTATIVES, HAVE MADE ANY REPRESENTATIONS, WARRANTIES, GUARANTEES OR PROMISES OF ANY KIND OR NATURE WITH RESPECT TO OR OTHERWISE RELATING TO (i) PRODUCTION RATES, COMPLETION OPPORTUNITIES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY, RECOVERABILITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS AND/OR ANY WELLS DRILLED OR OPERATED IN CONNECTION WITH THE ASSETS, (ii) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION MEMORANDUM, BROCHURE, REPORTS, STATEMENTS OR OTHER INFORMATION, RECORDS, DATA OR MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO SUCH PARTY BY OR ON BEHALF OF ANY OTHER PARTY, (iii) THE ENVIRONMENTAL CONDITION OF THE ASSETS, OR (iv) THE CONTENT OR ACCURACY OF ANY REPORT OF ANY PETROLEUM ENGINEERING OR GEOLOGICAL CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS OR USED IN CONNECTION THEREWITH. ALL PARTIES EXPRESSLY AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF WARRANTIES, REPRESENTATIONS AND PROMISES CONTAINED IN THIS ARTICLE ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

6.8 Each Party has been advised to consult with such Party's own attorneys, tax advisors, and geological and engineering consultants and advisors regarding all matters concerning this Agreement and investment in the oil and gas business and the tax consequences of participating in the development of the Assets pursuant to the terms of this Agreement, and has done so, to the extent such Party considers necessary.

ARTICLE 7

INDEMNIFICATION

7.1 General. To the fullest extent permitted by Applicable Law, each Party (an "**Indemnitor**"), shall defend, indemnify and hold harmless each other Party and its Affiliates, and their respective directors, officers, partners, managers, members, shareholders, employees, consultants, agents, other Representatives, advisors, successors and assigns (each, an "**Indemnified Party**") from and against any Loss suffered or incurred by any Indemnified Party to the extent arising out of, or resulting from (a) the inaccuracy of any representation or warranty of the Indemnitor to an Indemnified Party contained in this Agreement, or in any certificate delivered in connection herewith, or (b) the breach or default by the Indemnitor of any covenant or agreement of such Indemnitor for the benefit of an Indemnified Party contained in this Agreement.

7.2 Procedure for Indemnification with Respect to Third-Party Claims.

(a) **Notice of Claim**. If any legal proceeding is instituted or any claim or demand is asserted by any third party in respect of which indemnification may be sought by any Indemnified Party under this Article 7 (a "**Claim**"), such Indemnified Party shall, within twenty (20) days of the actual receipt thereof by a responsible officer, cause written notice of such Claim to be delivered to the Indemnitor. Such notice shall specify the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be binding upon the Indemnified Party, in its effort to collect the final amount arising out of such Claim; *provided*, *that* the failure of an Indemnified Party to give timely notice shall not affect its rights to indemnification under this Article 7 except to the extent the Indemnitor has been actually damaged by such failure.

(b) **Conduct of Claim**. If any Claim is made, the Indemnified Party shall have the right, at its option and with counsel of its choice (at the expense of the Indemnitor), to participate in and control all aspects of the defense, negotiation and/or settlement of any Claim. If the Indemnified Party does not so elect to control such Claim, then the Indemnitor shall have the right, at its option and own expense, to be represented by counsel of its choice and to control the defense, negotiation and/or settlement of such Claim. The Indemnitor and the Indemnified Party shall cooperate fully with each other in connection with the defense, negotiation or settlement of any Claim, including keeping each other fully informed regarding material developments relating to such Claim.

(c) **Settlement**. The Indemnified Party shall have the right to settle any Claim, provided the Indemnified Party shall provide fifteen (15) days advance written notice of any proposed settlement to the Indemnitor and shall act in connection therewith reasonably and in accordance with the Indemnified Party's good faith business judgment. If the Indemnified Party elects not to defend such Claim, and the Indemnitor elects to defend or otherwise deal with any such Claim directly, the Indemnitor shall provide fifteen (15) days advance written notice of any proposed settlement to the Indemnified Party and shall have the right to settle such Claim, *provided* that the Indemnitor shall not execute or otherwise agree to any settlement agreement that (1) provides for other than monetary payment without the Indemnified Party's prior written

consent, which consent shall not be unreasonably withheld, or (2) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each Indemnified Party that is or may be subject to the third-party claim, without the Indemnified Party's prior written consent. Notwithstanding the foregoing sentence, the Indemnified Party shall have the right to pay or settle any claim being defended by the Indemnitor made by a third party without regard to the foregoing restrictions; *provided* that in such event it shall waive any right to indemnity therefor from the Indemnitor, unless the Indemnitor has not pursued with reasonable diligence the defense, negotiation or settlement of such claim.

(d) **Payment of Claim**. After judgment or award has been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement has been consummated, or the Indemnified Party and the Indemnitor have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Indemnitor, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by the Indemnitor with respect to such matter, and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by cash in immediately available funds within twenty (20) days after the date of such notice.

(e) **Access to Information**. If any Claim is made against an Indemnified Party and the Indemnified Party elects not to control the defense of such Claim, the Indemnified Party shall use Commercially Reasonable Efforts to make available to the Indemnitor those partners, members, officers and employees whose assistance, testimony or presence is necessary to assist the Indemnitor in evaluating and defending such Claim; *provided*, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of the Indemnified Party, and any out of pocket expenses incurred by any Indemnified Party in connection therewith shall be included in such Indemnified Party's Losses.

(f) **Subrogation**. Upon payment of a Loss by an Indemnitor to an Indemnified Party pursuant to this Article 7, such Indemnitor, without any further action, shall be subrogated to any and all claims that such Indemnified Party may have against third parties relating to such Loss, and such Indemnified Party shall use Commercially Reasonable Efforts to cooperate with such Indemnitor, at the expense of such Indemnitor, in order to enable such Indemnitor to pursue such claims; *provided*, *however*, that until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnitor against any such third party on account of said payment are hereby made expressly subordinated and subject in right of payment to the Indemnified Party's rights against such third party.

7.3 Tax Consequences. For tax reporting purposes, to the maximum extent permitted by the Code, each Party shall treat all amounts paid under any of the provisions of this Article 7 as an adjustment to the Purchase Price for the interest in the Assets transferred pursuant to this Agreement.

ARTICLE 8

MISCELLANEOUS

8.1 Exhibits. All Exhibits attached hereto are incorporated herein by reference.**8.2 Amendment, Modification and Waiver**. Except to the extent herein provided for, no amendment or modification to this Agreement shall be enforceable unless reduced to writing and executed by all Parties. Any waiver shall be valid only if set forth in an instrument in writing signed by the Party against whom such waiver is to be effective nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Notwithstanding anything to the contrary provided for herein, if Buyer fails to timely make any of the payments related to the First Installment, the Second Installment or the Third Installment, Buyer shall be entitled to cure such failure by satisfying its payment obligation within five Business Days of such failure.**8.3 Severability**. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Governmental Rule, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.**8.4 Expenses**. Each of Seller and Buyer shall be responsible for paying all of its own respective expenses in connection with the transactions contemplated by this Agreement.**8.5 Parties in Interest**. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each Party and their successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by a nationally recognized overnight courier, by email, or mailed by registered or certified mail (return receipt requested) to all Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(g) If to Seller, to:

Trio Petroleum LLC

5401 Business Park South, Suite 15
Bakersfield, CA 93309
Att: Steve Rowlee, Vice President
Tel: (661) 324-3911
Fax: (661) 324-1122
Email: rowlee@triopetroleum.com

With copies (which shall not constitute notice) to:

John B. Linford
John B. Linford, APLC

P.O. Box 12578
Bakersfield, CA 93389-2578
Tel: (661) 327-9080
Fax: (661) 327-9078
Email: john@linfordlaw.net

(h) If to Buyer, to:

Trio Petroleum Corp
2140 South DuPont Hwy
Camden, Delaware 19934
Attn: Ron Bauer, CEO & Director
Email: ron@thescapital.com

With copies (which shall not constitute notice) to:

McDermott Will & Emery
Attn: Robert H. Cohen
Parker A. Lee
One Vanderbilt Avenue
New York, New York 10017-5404
Email: RCohen@mwe.com
PLee@mwe.com

All notices and other communications given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if emailed (provided a hard copy of such transmission is dispatched by first class mail within 24 hours), (iii) if mailed by registered or certified mail, return receipt requested, the date of the return receipt and (iv) one Business Day after the date of sending, if sent by a nationally recognized overnight courier; *provided*, that a notice given in accordance with this Section 7.6 but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed given on the next Business Day in that place.

8.7 Counterparts. This Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Signatures of the Parties transmitted by facsimile or electronic mail shall be deemed to be their original signatures for all purposes.

8.8 Entire Agreement. This Agreement (together with the other Transaction Documents) constitutes the entire agreement of the Parties and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the Parties with respect to the

subject matters expressly addressed herein.**8.9 Governing Law; Choice of Forum; Waiver of Jury Trial**. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT FOR SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE EXTENT ENFORCEABLE AT SUCH TIME, EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY WAIVES ANY OBJECTION IT MAY HAVE NOW OR HEREAFTER TO THE VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY CLAIM THAT ANY OF THE FOREGOING HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM.**8.10 Public Announcements**. Except as required by Applicable Law or stock exchange regulation, a Party shall not (and shall cause its Affiliates not to) release any public statement regarding the transactions contemplated hereunder without first having delivered a copy of such statement to each other Party at least two (2) Business Days before releasing it to the public and incorporating all reasonable comments thereon provided by each other Party. In each case in which Applicable Law or stock exchange regulation requires release of any such public statement without advance notice of two (2) Business Days, the releasing Party shall use reasonable efforts to provide a copy of such release or statement to each other Party in advance of such release and to incorporate such other Party's reasonable comments thereon. Except as required by Applicable Law or stock exchange regulation, no statement described in this Section 8.10 shall identify any Party, the Purchase Price or other principal financial terms of this Agreement without the prior written consent of each Party. The obligations set forth in this Section8.10 (other than the obligation not to identify each Party, the Purchase Price or other principal financial terms of this Agreement) shall terminate and be of no further effect at the expiration of ninety (90) days following the Closing. The Parties agree that this covenant shall not limit the ability of Buyer to, without the consent of any Person (including the Seller), make any public release or announcement after Closing concerning the Assets, so long as such release or announcement does not disclose the price or terms of the transactions contemplated by this Agreement.

8.11 Assignment. This Agreement shall not be assignable by any Party hereto without the prior written consent of the other Parties; *provided* that Buyer may freely assign any or all of its rights, interests or obligations hereunder to a third party, and Buyer will provide notice to Seller of any such assignment. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties. Any assignment which does not comply with the provisions of this Section 8.11 shall be null and void *ab intitio*.**8.12 Waiver of Consequential Damages**. Notwithstanding any provision in this Agreement to the contrary, in no event shall any Party or its Affiliates, or their respective managers, members, shareholders, or Representatives, be liable hereunder at any time for consequential, indirect, special or punitive loss or damage of the other Party or any of its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each Party hereby expressly

releases each other Party, its Affiliates, and their respective managers, members, shareholders, partners, consultants, Representatives, successors and assigns therefrom.

8.13 Relationship of Parties. This Agreement does not constitute a joint venture, association or partnership between the Parties. No express or implied term, provision or condition of this Agreement shall create, or shall be deemed to create, an agency, joint venture, partnership or any fiduciary relationship between the Parties.

8.14 Non-Recourse. This Agreement may only be enforced against, and any Claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement or the Transaction Documents, may only be brought against the Persons that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, manager, member, partner, Affiliate, agent, attorney or other Representative of any Party or of any Affiliate of any Party, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim based on, in respect of or by reason of the Transactions.

8.15 Injunctive Relief. Seller hereby agrees that, in the event of a breach of this Agreement, damages would be difficult, if not impossible, to ascertain, that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to and without limiting any other remedy or right it may have, Buyer shall be entitled to an injunction or other equitable relief in any court of competent jurisdiction, without any necessity of proving damages or any requirement for the posting of a bond or other security, enjoining any such breach, and enforcing specifically the terms and provisions hereof. Seller hereby waives any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

[*Signature pages follow.*]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the Execution Date.

SELLER:

TRIO PETROLEUM LLC

By: __________________________

Name: __________________________

Title: __________________________

BUYER:

TRIO PETROLEUM CORP

By: */s/ Ron Bauer*

Name: Ron Bauer

Title: CEO & Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the Execution Date.

SELLER:

TRIO PETROLEUM LLC

By: */s/ Stanford Eschner*

Name: Stanford Eschner

Title: Chairman

BUYER:

TRIO PETROLEUM CORP

By: ________________________

Name: Ron Bauer

Title: CEO & Director

EXHIBIT A

LEASES

Lessor	Lessee	Lease Date	Rec. Date	Document No.	WI (%)	NRI (%)
Bradley Minerals, Inc.	Trio Petroleum Inc.	10-26-2004	11-08-2004	2004119098	82.7485300	66.1988240
Bradley Minerals, Inc.	Trio Petroleum Inc.	10-26-2004	11-08-2004	2004119099	82.7485300	66.1988240

Recording references are to the Official Records of Monterey County, California

EXHIBIT B-1

WELLS

Trio Operated Wells:

Well Name and No.	Operator	API	Status	SHL Latitude	SHL Longitude	BHL Latitude	BHL Longitude	TD (ft.)	WI (%)	NRI (%)
HV 1-5 Pilot	Trio Petroleum LLC	40532205900	Plugged back and sidetracked as HV 1-35	35.889459	-120.858922	35.887642	-120.870372	10,050	100.000000	80.0000000
HV 1-35	Trio Petroleum LLC	40532205901	Shut-in/Idle O&G well	35.889459	-120.858922	35.886192	-120.875208	11,371	100.000000	80.0000000
BM 2-2	Trio Petroleum LLC	40532191000	Idle O&G well	35.87026	-120.860917	35.882236	-120.864686	10,434	82.7485300	66.1988240
BM 1-2	Trio Petroleum LLC	40532121100	Plugged back and sidetracked as BM 1-2RD1	35.870269	-120.860985	35.870148	-120.860272	10,985	82.7485300	66.1988240
BM 1-2 RD1	Trio Petroleum LLC	40532121101	Shut-in/Idle O&G well	35.870269	-120.860985	35.86604	-120.855843	11,400	82.7485300	66.1988240
HV 3-6	Trio Petroleum LLC	40532212300	Shut-in/Idle O&G well	35.869503	-120.825068	35.868355	-120.846881	12,167	100.000000	80.0000000
HV 3A	Trio Petroleum LLC	40532256500	Shut-in/Idle O&G well	35.824362	-120.827381	35.829653	-120.828391	5,720	82.7485300	66.1988240
BM 2-6	Trio Petroleum LLC	40532202900	Shut-in/Idle O&G well	35.869473	-120.825003	35.869845	-120.824659	6,774	100.000000	80.0000000
Porter 66X-25	Trio Petroleum LLC	40532173800	Plugged and Abandoned	35.89866	-120.8395	35.8989644	-120.8392715	5,007	100.000000	80.0000000

<u>**EXHIBIT B-1 (Cont.)**</u>

WELLS

Wells Planned by Trio Petroleum LLC (Not yet Drilled):

Well Name and No.	Operator	API	Status	SHL Latitude	SHL Longitude	BHL Latitude	BHL Longitude	TD (ft.)	WI (%)	NRI (%)
HV-1 (aka HV-1A or HV-1ALT)	Trio Petroleum LLC	Not Assigned	Exploration well permitted by Monterey County	35.843813	-120.85796	N/A	N/A	N/A		
HV-4	Trio Petroleum LLC	Not Assigned	Exploration well permitted by Monterey County	35.850679	-120.851106	N/A	N/A	N/A		
HV-2	Trio Petroleum LLC	Not Assigned	Exploration well permitted by Monterey County	35.840132	-120.839999	N/A	N/A	N/A		

EXHIBIT B-2

OTHER WELLS

NONE

EXHIBIT C

INVENTORY

All equipment, machinery, fixtures and other personal and mixed property, operational and nonoperational, known or unknown, in each case, that located on, or used in connection with the ownership and operation of, any of the Leases, Wells, Other Wells or Units, in each case, including pipelines, gathering systems, well equipment, drilling rigs, casing, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, storage tanks, treatment systems, processing and separation facilities, disposal facilities, structures, materials, well communication devices and other items used in the ownership, operation or development of the Leases, Well, Other Wells or Units, including any of the foregoing related to water, produced water or frac water, including but not necessarily limited to the following:

1 – 640 pumping unit, rods and tubing associated with the HV 3A well.

Wellhead and tubing associated with the BM 1-2 well.

Wellhead and rods and tubing associated with the BM 2-2 well.

Wellhead and rods and tubing associated with the BM 2-6 well.

Wellhead and rods and tubing associated with the HV 3-6 well.

Gas flare associated with the BM 1-2 and BM 2-2 well site.

<u>EXHIBIT D</u>

COMMUNICATION EQUIPMENT

NONE

EXHIBIT E

EASEMENTS

1. That certain unrecorded Drillsite Lease, Pass-Thru and Easement Agreement (Hames Valley 1-35 Location) dated June 23, 2010 by and between Porter Estate Company Bradley Ranch, Inc., a California corporation, Bradley Minerals, Inc., a California corporation, and Venoco Inc., a Delaware corporation.

EXHIBIT F

SURFACE LEASES

NONE

EXHIBIT G

VEHICLES

NONE

EXHIBIT H

ASSIGNMENT AND BILL OF SALE

[SEE ATTACHED]

ASSIGNMENT AND BILL OF SALE

STATE OF CALIFORNIA	§	
	§	
COUNTY OF MONTEREY	§	

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (this "**Assignment**") is executed on the date of the respective acknowledgements below and is from Trio Petroleum LLC, a California limited liability company ("**Assignor**"), whose address is 5401 Business Park South, Suite 15

Bakersfield, California 93309, and Trio Petroleum Corp, a Delaware corporation ("**Assignee**"), whose address is 2140 South DuPont Hwy, Camden, Delaware 19934. Assignor and Assignee may each be referred to herein individually as a "**Party**" and collectively as the "**Parties**." Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement (defined below).

ARTICLE I

ASSIGNMENT AND CONVEYANCE

Section 1.1 Assignment. Assignor, for and in consideration of Ten Dollars($10.00)and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, does hereby, as of the Effective Time (defined below), GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER, subject to the terms hereof, unto Assignee, its successors, legal representatives and assigns, all of Assignor's right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to the following (the "**Assets**"):

(a) all oil and gas leases in the South Salinas Area, including those described in Exhibit A (together with any overriding royalty interests and all other right, title and interest of Seller, in and to the leasehold estates created thereby), subject to any applicable reservations or depth restrictions set forth in the applicable instruments, together with any and all other rights, titles, interests and obligations of Seller in and to the lands covered or burdened thereby (such interest in such leases, lands, the "**Leases**");

(b) all rights, titles, interests and obligations in, under or derived from all unitization, communitization and pooling orders, declarations and agreements in effect with respect to any of the Leases and the units created thereby (the "**Units**");

(c) all oil and gas wells located on any of the Leases or Units, whether such wells are producing, non-producing, temporarily abandoned, shut-in, plugged and abandoned, or otherwise, and including any section line wells (such interest in such wells, including the wells set forth in Exhibit B-1, the "**Wells**");

(d) all water wells, observation wells, disposal wells and injection wells located on, or primarily used in connection with, any of the Leases or Units (other than the Wells), whether temporarily abandoned, shut-in, plugged and abandoned, or otherwise, and all real property rights associated therewith, including the wells set forth in Exhibit B-2 (the "**Other Wells**");

(e) all equipment, machinery, fixtures and other personal and mixed property, operational and nonoperational, known or unknown, in each case, that are (i) described on Exhibit C (the "**Inventory**") or (ii) located on, or used in connection with the ownership and operation of, any of the Leases, Wells, Other Wells or Units, in each case, including pipelines, gathering systems, well equipment, drilling rigs, casing, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, storage tanks, treatment systems, processing and separation facilities, disposal facilities, structures, materials, well communication devices and other items used in the ownership, operation or development of the Leases, Well, Other Wells or Units, including any of the foregoing related to water, produced water or frac water (the foregoing, including the Inventory, collectively, the "**Personal Property**");

(f) any personal computers, SCADA equipment, software licenses, servers, network equipment and associated peripherals and telephone equipment, and associated data, in each case, related to the Assets, including those described on Exhibit D (the "**Communication Equipment**");

(g) all Hydrocarbons attributable to the Leases, Wells and/or Units to the extent such Hydrocarbons were produced from and after the Effective Time;

(h) all Easements, including those set forth on Exhibit E;

(i) all Permits that are used or held for use in connection with the ownership or operation of the Assets;

(j) the leased real property and leased offices, warehouses, and other personal property, in each case, described in Exhibit F (the "**Surface Leases**");

(k) all geophysical, seismic, micro-seismic and related technical data, cores and logs (in each case) that (i) are held by Seller or its Affiliates, and (ii) relate to the Leases, Wells or Units;

(l) all vehicles and other rolling stock described on Exhibit G;

(m) all Applicable Contracts, which are described on Exhibit H; and

(n) those files, records and data, that (i) primarily relate to the ownership, operation or development of the Assets, and (ii) that are in Seller's or it's Affiliates' possession, including: (A) land and title records (including abstracts of title, title opinions and title curative documents); (B) Applicable Contract files; (C) correspondence with Governmental Authorities; (D) operations, environmental, health and safety, pipeline safety, production, accounting and Asset Tax records (other than those that relate to the business of Seller generally); (E) Well files; and (F) facility and well records (the foregoing items, in such format(s) as the same are maintained by Seller or its Affiliates, less and except the Excluded Records, collectively, the "**Records**").

Section 1.2 Purchase and Sale Agreement. This Assignment is made, delivered and accepted pursuant to the terms and provisions of that certain Purchase and Sale Agreement dated September 14, 2021, by and between Assignor and Assignee (the "**Purchase and Sale Agreement**"), which shall survive the delivery of this Assignment in accordance with its terms.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors, legal representatives and assigns, forever, subject only to the exclusions and other provisions stated herein.

ARTICLE II

SPECIAL WARRANTY

Section 2.1 Special Warranty of Title. This Assignment is made, executed, and delivered without covenant or warranty of title, either express, implied or statutory, even as to a return of the purchase price, except that Assignor specially warrants and agrees to defend Defensible Title as of Closing to any Asset from and against the lawful claims of third parties, arising by, through, or under Assignor or any of its Affiliates, but not otherwise. Assignor gives and grants to Assignee, its successors, legal representatives and assigns to the extent transferable, full power and right of substitution and subrogation in and to all covenants and warranties given by Assignor's predecessors in title in respect of Assignor's Assets or any part thereof. This Assignment is a conveyance of interests in real property and is not intended to be a quitclaim.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 Further Assurances. After the Closing, Assignor and Assignee each agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Assignment.

Section 3.2 Other Forms. Separate governmental form assignments of the Assets may be executed on officially approved forms by the Assignor and Assignee, in sufficient counterparts to satisfy statutory and regulatory requirements. As between the Parties, those assignments shall be deemed to contain all of the terms hereof and not the terms of the governmental forms. The interests conveyed by such separate assignments are the same, and not in addition to, the Assets conveyed herein.

Section 3.3 Exhibits and Schedules. Any Exhibits and Schedules that are referred to herein are hereby made a part of this Assignment and incorporated herein by such reference. References in such Exhibits to instruments recorded in the public records of the counties in which the Assets are located are notice of such instruments for all purposes.

Section 3.4 Governing Law and Venue. This Assignment and the legal relations between the Parties shall be governed by and construed in accordance with the Laws of the State of California without regard to principles of conflicts of Law that would direct the application of the Law of another jurisdiction. The venue for any action brought under this Assignment shall be Kern County, California.

Section 3.5 JURISDICTION; WAIVER OF JURY TRIAL. **TO THE EXTENT ENFORCEABLE AT SUCH TIME, EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN KERN COUNTY, CALIFORNIA WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY WAIVES ANY OBJECTION IT MAY HAVE NOW OR HEREAFTER TO THE VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY CLAIM THAT ANY OF THE FOREGOING HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM.**

Section 3.6 Counterparts. This Assignment may be executed in several counterparts, all of which are identical except that, to facilitate recordation, certain counterparts hereof may include only that portion of the exhibits which contain descriptions of the properties located in (or otherwise subject to the recording or filing requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of the exhibits shall be included in such counterparts by reference

only. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Assignment containing the entire exhibits have been retained by Assignor and Assignee.

Section 3.7 Assignment. This Assignment shall inure to the benefit of, and be binding on and enforceable by and against, the Parties and their respective successors and permitted assigns. The obligations of Assignee under this Assignment, and the terms, conditions and covenants relating thereto, shall be a covenant running with the lands, and a burden upon Assignee's interest in the Assets and the interest of its permitted successors and assigns. Notwithstanding the foregoing, nothing in this Assignment shall prohibit a Party, or such Party's successors and assigns, from selling or disposing of an interest in the Assets after the Closing to another Person, subject to the other terms of this Assignment and all applicable agreements, instruments, obligations, covenants and burdens binding on the Assets, provided that such sale or disposition shall not relieve the selling or disposing Party of any condition, covenant or obligation under this Assignment or other Transaction Document.

Section 3.8 Captions. The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

Section 3.9 Invalid Provisions. If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future Laws effective during the term hereof, such provision shall be fully severable; this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Assignment shall remain in full force and effect and shall not be effected by the illegal, invalid or unenforceable provision or by its severance from this Assignment.

Section 3.10 Effective Time. This Assignment is effective as of 12:00 A.M., local time, where the respective Assets are located, on September 1, 2021 (the "**Effective Time**").

Section 3.11 No Ratification. Nothing in this Assignment, the Purchase and Sale Agreement or in any other action taken by a Party is intended to ratify, revive or recognize any right, title or interest that is otherwise ineffective or unenforceable as to Assignee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Assignment has been executed and delivered by each Party on the date of its acknowledgement, but for all purposes hereunder effective as of the Effective Time.

ASSIGNOR:

TRIO PETROLEUM LLC

By:_________________________________

Name: _______________________________

Title:_________________________________

Acknowledgment

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of the document.

State of California)
) ss
County of Kern)

On ________________________ before me, ______________________________, Notary Public, personally appeared ________________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____
Notary Public for the
State of California
My Commission expires on
_________________, 2_____

[Signature Page to Assignment and Bill of Sale]

ASSIGNEE:

TRIO PETROLEUM CORP

By:______________________________________

Name: _____________________________________

Title:______________________________________

STATE OF________________ §

COUNTY OF____________________ §

This instrument was acknowledge before me on this ___ day of ______________, 2021, by___________________________, ___________________________of Trio Petroleum Corp, a Delaware corporation, on behalf of said corporation.

Notary Public in and for the State of ______________
My Commission Expires:

EXHIBIT A

LEASES

Lessor	Lessee	Lease Date	Rec. Date	Document No.	WI (%)	NRI (%)
Bradley Minerals, Inc.	Trio Petroleum Inc.	10-26-2004	11-08-2004	2004119098	82.7485300	66.1988240
Bradley Minerals, Inc.	Trio Petroleum Inc.	10-26-2004	11-08-2004	2004119099	82.7485300	66.1988240

Recording references are to the Official Records of Monterey County, California

EXHIBIT B-1

WELLS

Trio Operated Wells:

Well Name and No.	Operator	API	Status	SHL Latitude	SHL Longitude	BHL Latitude	BHL Longitude	TD (ft.)	WI (%)	NRI (%)
HV 1-5 Pilot	Trio Petroleum LLC	40532205900	Plugged back and sidetracked as HV 1-35	35.889459	-120.858922	35.887642	-120.870372	10,050	100.000000	80.0000000
HV 1-35	Trio Petroleum LLC	40532205901	Shut-in/Idle O&G well	35.889459	-120.858922	35.886192	-120.875208	11,371	100.000000	80.0000000
BM 2-2	Trio Petroleum LLC	40532191000	Idle O&G well	35.87026	-120.860917	35.882236	-120.864686	10,434	82.7485300	66.1988240
BM 1-2	Trio Petroleum LLC	40532121100	Plugged back and sidetracked as BM 1-2RD1	35.870269	-120.860985	35.870148	-120.860272	10,985	82.7485300	66.1988240
BM 1-2 RD1	Trio Petroleum LLC	40532121101	Shut-in/Idle O&G well	35.870269	-120.860985	35.86604	-120.855843	11,400	82.7485300	66.1988240
HV 3-6	Trio Petroleum LLC	40532212300	Shut-in/Idle O&G well	35.869503	-120.825068	35.868355	-120.846881	12,167	100.000000	80.0000000
HV 3A	Trio Petroleum LLC	40532256500	Shut-in/Idle O&G well	35.824362	-120.827381	35.829653	-120.828391	5,720	82.7485300	66.1988240
BM 2-6	Trio Petroleum LLC	40532202900	Shut-in/Idle O&G well	35.869473	-120.825003	35.869845	-120.824659	6,774	100.000000	80.0000000
Porter 66X-25	Trio Petroleum LLC	40532173800	Plugged and Abandoned	35.89866	-120.8395	35.8989644	-120.8392715	5,007	100.000000	80.0000000

EXHIBIT B-1 (Cont.)

WELLS

Wells Planned by Trio Petroleum LLC (Not yet Drilled):

Well Name and No.	Operator	API	Status	SHL Latitude	SHL Longitude	BHL Latitude	BHL Longitude	TD (ft.)	WI (%)	NRI (%)
HV-1 (aka HV-1A or HV-1ALT)	Trio Petroleum LLC	Not Assigned	Exploration well permitted by Monterey County	35.843813	-120.85796	N/A	N/A	N/A		
HV-4	Trio Petroleum LLC	Not Assigned	Exploration well permitted by Monterey County	35.850679	-120.851106	N/A	N/A	N/A		
HV-2	Trio Petroleum LLC	Not Assigned	Exploration well permitted by Monterey County	35.840132	-120.839999	N/A	N/A	N/A		

EXHIBIT B-2

OTHER WELLS

NONE

EXHIBIT C

INVENTORY

All equipment, machinery, fixtures and other personal and mixed property, operational and nonoperational, known or unknown, in each case, that located on, or used in connection with the ownership and operation of, any of the Leases, Wells, Other Wells or Units, in each case, including pipelines, gathering systems, well equipment, drilling rigs, casing, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, storage tanks, treatment systems, processing and separation facilities, disposal facilities, structures, materials, well communication devices and other items used in the ownership, operation or development of the Leases, Well, Other Wells or Units, including any of the foregoing related to water, produced water or frac water, including but not necessarily limited to the following:

1 – 640 pumping unit, rods and tubing associated with the HV 3A well.

Wellhead and tubing associated with the BM 1-2 well.

Wellhead and rods and tubing associated with the BM 2-2 well.

Wellhead and rods and tubing associated with the BM 2-6 well.

Wellhead and rods and tubing associated with the HV 3-6 well.

Gas flare associated with the BM 1-2 and BM 2-2 well site.

<u>EXHIBIT D</u>

COMMUNICATION EQUIPMENT

NONE

EXHIBIT E

EASEMENTS

1. That certain unrecorded Drillsite Lease, Pass-Thru and Easement Agreement (Hames Valley 1-35 Location) dated June 23, 2010 by and between Porter Estate Company Bradley Ranch, Inc., a California corporation, Bradley Minerals, Inc., a California corporation, and Venoco Inc., a Delaware corporation.

EXHIBIT F

SURFACE LEASES

NONE

<u>EXHIBIT G</u>

VEHICLES

NONE

EXHIBIT H

APPLICABLE CONTRACTS

1. Oral agreement with John Cedarquist for work on lease and location roads, subject to funding.

EXHIBIT I

SOUTH SALINAS AREA

All those certain lands located in Monterey County and San Luis Obispo County, California as shown within the red border line on the plat attached hereto.


T23S-R10E
T23S-R11E
SOUTH SALINAS PROJECT
T24S-R10E
T24S-R11E
Area of Mutual Interest

EXHIBIT J

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

[SEE ATTACHED]

CERTIFICATE OF NON-FOREIGN STATUS

Trio Petroleum LLC

Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform buyer that a withholding of tax is not required upon the disposition of a U.S. real property interest by Trio Petroleum LLC, the undersigned hereby certifies the following on behalf of Trio Petroleum LLC:

1. Trio Petroleum LLC is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those **terms** are defined in the Code and Income Tax Regulations thereunder);

2. Trio Petroleum LLC is not a disregarded entity as defined in Treas. Reg. § 1.1445-2(b)(2)(iii);

3. Trio Petroleum LLC's U.S. employer identification number is 77-0024893; and

4. Trio Petroleum LLC's office address is:

   5401 Business Park South, Suite 115
   Bakersfield, CA 93309-0713

Trio Petroleum LLC understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Trio Petroleum LLC.

Trio Petroleum LLC

By: ________________________________
Name:
Title:

Date: _______, 2021

<u>EXHIBIT K</u>

SUBSCRIPTION AGREEMENT

[SEE ATTACHED]

<u>EXHIBIT L</u>

HV-1 AFE

[SEE LINK BELOW][1]

Trio%20PSA%20Exhi
bit%20L%20(Hames%

[1] Click on the link to open the document. Full document to be inserted directly into the document at printing.

<u>EXHIBIT M</u>

JOA

[SEE LINKS BELOW][2]

JOA for South Salinas Project.PDF

Exhibit A to JOA (Lands and Leases).PD

Exhibit B to JOA.PDF

Exhibit C to JOA (Accounting Procedur

Exhibit D to JOA (Insurance).PDF

Exhibit F to JOA (Nondiscrimination Pı

Exhibit G to JOA (Tax Matters Provision).PD

[2] Click on the PDF links to open the PDFs. Full PDF documents to be inserted directly into the document at printing.

EXHIBIT N

APPLICABLE CONTRACTS

1. Oral agreement with John Cedarquist for work on lease and location roads, subject to funding.

<u>SCHEDULE 4.1(j)</u>

CURRENT COMMITMENTS

NONE